EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-202334 on Form S-3 and Registration Statements No. 333-01667, 333-75235, 333-37390, 333-85830, 333-85828, 333-85826, 333-85824, 333-85822, 333-85818, 333-85820, 333-108046, 333-120293, 333-145459, 333-154522, 333-154523, 333-159336, 333-129011, 333-164230, 333-212998 and 333-212999 on Form S-8 of our report dated February 22, 2017 (July 31, 2017 as to the effects of the internal reorganization and adoption of ASU 2015-17 as described in Note 1), relating to the consolidated financial statements of International Paper Company and subsidiaries (the “Company”), which report expresses an unqualified opinion and includes an explanatory paragraph related to the retrospective adjustment for the adoption of Accounting Standards Update 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, the consolidated financial statement schedule of the Company, and our report dated February 22, 2017 relating to the effectiveness of the Company’s internal control over financial reporting, appearing in this Current Report on Form 8-K of International Paper Company for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Memphis, Tennessee
July 31, 2017